UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 26, 2021

(Date of earliest event reported)

Cinedigm Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

237 West 35th Street, Suite 605, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

212-206-8600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transmission period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	CIDM	Nasdaq Global Market

Item 1.01.	Entry into a Material Definitive Agreement.

On March 26, 2021, Cinedigm Digital Funding I, LLC (“CDF I”), a wholly-owned subsidiary of Cinedigm Corp. (the “Company”), entered into an Equipment Purchase Agreement (the “Phase I Equipment Purchase Agreement)” with American Multi-Cinema, Inc. (“AMC”). Also on March 26, 2021, Access Digital Cinema Phase 2, Corp. (“ADCP2”) and Access Digital Cinema Phase 2 B/AIX Corp. (“B/AIX”), wholly-owned subsidiaries of the Company, entered into an Equipment Purchase Agreement (the “Phase II Equipment Purchase Agreement” and, together with the Phase I Equipment Purchase Agreement, the “Equipment Purchase Agreements”) with AMC. The Equipment Purchase Agreements, which are effective as of March 17, 2021, provide for the purchase by AMC of certain digital cinema equipment at certain specified dates. The aggregate consideration for the equipment being sold pursuant to the Equipment Purchase Agreements is $10,838,000. The equipment will be sold over time and the consideration will be payable in portions upon each separate sale which will occur at various dates from the date of the Equipment Purchase Agreements through January 2023. The Equipment Purchase Agreements contain representations and warranties customary for such types of agreements.

The foregoing descriptions of the Equipment Purchase Agreements are qualified in their entirety by reference to such documents, which will be filed in accordance with SEC rules and regulations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CINEDIGM CORP.

Dated: March 30, 2021	By:	/s/ Gary S. Loffredo
Gary S. Loffredo President, Chief Operating Officer, General Counsel and Secretary